UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2022

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)
New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad St., Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None		None
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets

On February 1, 2022, Hexion Holdings Corporation, the indirect parent of Hexion Inc. (the “Company”), completed the sale of its epoxy-based Coatings and Composite businesses, which includes the epoxy specialty resins and base epoxy resins and intermediates product lines (together, the “Epoxy Business”) for approximately $1.2 billion to Westlake Chemical Corporation (NYSE: WLK) (“Westlake”).

Item 8.01     Other Events

On February 1, 2022, the Company issued a press release announcing it has completed the sale of the Epoxy Business to Westlake. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01         Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	News Release dated February, 1 2022 titled “Hexion Holdings Completes Sale of Epoxy Business to Westlake Chemical”
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	February 1, 2022	/s/ George F. Knight
George F. Knight
Executive Vice President, Chief Financial Officer